Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HG Holdings, Inc.

Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements of HG Holdings, Inc. onForm S-8 (Nos.333-45402, 333-150369, and 333-182777) of our report dated March 13, 2020 relating to the consolidated financial statements as of December 31, 2019 and for the year ended December 31, 2019, which appears in the Company’s annual report on Form 10-K.

/s/Cherry Bekaert, LLP

Richmond, Virginia
March 13, 2020